Exhibit T3G

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐ CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation of	(I.R.S. Employer
organization if not a U.S. national	Identification No.)
bank)

101 North Phillips Avenue
Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company
Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

GENON ENERGY, INC.

NRG AMERICAS, INC.

(Exact name of obligor as specified in its charter)

Delaware	76-0655566
Delaware	58-2042323
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1360 Post Oak Blvd, Suite 2000
Houston, Texas	77056
(Address of principal executive offices)	(Zip code)

FLOATING RATE SENIOR SECURED SECOND LIEN NOTES DUE 2023

(Title of indenture securities)

GUARANTOR

Exact Name of Obligor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address of Principal Executive Offices

GenOn Americas Generation, LLC	Delaware	51-0390520	1360 Post Oak Blvd, Suite 2000, Houston, Texas 77056
GenOn Asset Management, LLC	Delaware	46-0471966	1360 Post Oak Blvd, Suite 2000, Houston, Texas 77056
GenOn Energy Holdings, Inc.	Delaware	20-3538156	1360 Post Oak Blvd, Suite 2000, Houston, Texas 77056
GenOn Energy Management, LLC	Delaware	52-2321163	1360 Post Oak Blvd, Suite 2000, Houston, Texas 77056
GenOn Energy Services, LLC	Delaware	56-2368220	1360 Post Oak Blvd, Suite 2000, Houston, Texas 77056
GenOn Mid-Atlantic Development, LLC	Delaware	58-2619458	1360 Post Oak Blvd, Suite 2000, Houston, Texas 77056
GenOn Northeast Management Company	Pennsylvania	25-1753949	1360 Post Oak Blvd, Suite 2000, Houston, Texas 77056
GenOn Power Operating Services Midwest, Inc	Delaware	52-2203718	1360 Post Oak Blvd, Suite 2000, Houston, Texas 77056
GenOn REMA Services, Inc.	Delaware	52-2175183	1360 Post Oak Blvd, Suite 2000, Houston, Texas 77056
Hudson Valley Gas Corporation	New York	13-4133279	1360 Post Oak Blvd, Suite 2000, Houston, Texas 77056
NRG Bowline LLC	Delaware	58-2439347	1360 Post Oak Blvd, Suite 2000, Houston, Texas 77056
NRG California North LLC	Delaware	58-2439965	1360 Post Oak Blvd, Suite 2000, Houston, Texas 77056
NRG California South GP LLC	Delaware	27-4426730	1360 Post Oak Blvd, Suite 2000, Houston, Texas 77056
NRG California South LP	Delaware	27-4427014	1360 Post Oak Blvd, Suite 2000, Houston, Texas 77056
NRG Canal LLC	Delaware	58-2415569	1360 Post Oak Blvd, Suite 2000, Houston, Texas 77056
NRG Clearfield Pipeline Company LLC	Delaware	47-1126334	1360 Post Oak Blvd, Suite 2000, Houston, Texas 77056

NRG Florida GP, LLC	Delaware	27-4426639	1360 Post Oak Blvd, Suite 2000, Houston, Texas 77056
NRG Florida LP	Delaware	74-2931711	1360 Post Oak Blvd, Suite 2000, Houston, Texas 77056
NRG Lovett LLC	Delaware	58-2439345	1360 Post Oak Blvd, Suite 2000, Houston, Texas 77056
NRG New York LLC	Delaware	26-0870144	1360 Post Oak Blvd, Suite 2000, Houston, Texas 77056
NRG North America LLC	Delaware	20-4514609	1360 Post Oak Blvd, Suite 2000, Houston, Texas 77056
NRG Northeast Generation, Inc.	Delaware	76-0639817	1360 Post Oak Blvd, Suite 2000, Houston, Texas 77056
NRG Northeast Holdings, Inc.	Delaware	51-0399148	1360 Post Oak Blvd, Suite 2000, Houston, Texas 77056
NRG Potrero LLC	Delaware	58-2441671	1360 Post Oak Blvd, Suite 2000, Houston, Texas 77056
NRG Power Generation Assets LLC	Delaware	27-4426390	1360 Post Oak Blvd, Suite 2000, Houston, Texas 77056
NRG Power Generation LLC	Delaware	27-4426207	1360 Post Oak Blvd, Suite 2000, Houston, Texas 77056
NRG Power Midwest GP LLC	Delaware	27-4426833	1360 Post Oak Blvd, Suite 2000, Houston, Texas 77056
NRG Power Midwest LP	Delaware	52-2201498	1360 Post Oak Blvd, Suite 2000, Houston, Texas 77056
NRG REMA LLC	Delaware	52-2154847	1360 Post Oak Blvd, Suite 2000, Houston, Texas 77056
RRI Energy Communications, Inc.	Delaware	76-0616444	1360 Post Oak Blvd, Suite 2000, Houston, Texas 77056
RRI Energy Services, LLC	Delaware	72-1183055	1360 Post Oak Blvd, Suite 2000, Houston, Texas 77056

Item 1.         General Information.  Furnish the following information as to the trustee:

(a)                                 Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)                                 Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.         Affiliations with Obligor.  If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.  Foreign Trustee.             Not applicable.

Item 16.  List of Exhibits.             List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.                                            A copy of the Articles of Association of the trustee as now in effect.*

Exhibit 2.                                            A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated January 14, 2015.*

Exhibit 3.                                            A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Wells Fargo Bank, National Association, dated January 6, 2014.*

Exhibit 4.                                            Copy of By-laws of the trustee as now in effect.*

Exhibit 5.                                            Not applicable.

Exhibit 6.                                            The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.                                            A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.                                            Not applicable.

Exhibit 9.                                            Not applicable.

*                 Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit to the Filing 305B2 dated March 13, 2015 of Navient Funding, LLC and Navient Credit Funding, LLC, file number 333-190926.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles and State of California on the 23rd day of November, 2018.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/Maddy Hughes
Maddy Hughes
Vice President

EXHIBIT 6

November 23, 2018

Securities and Exchange Commission

Washington, D.C.  20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/Maddy Hughes
Maddy Hughes
Vice President

Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business September 30, 2018, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts
		In Millions

ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$18,138
Interest-bearing balances		140,426
Securities:
Held-to-maturity securities		144,023
Available-for-sale securities		247,453
Equity Securities with readily determinable fair value not held for trading		98
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		57
Securities purchased under agreements to resell		35,727
Loans and lease financing receivables:
Loans and leases held for sale		9,295
Loans and leases, net of unearned income	916,163
LESS: Allowance for loan and lease losses	9,702
Loans and leases, net of unearned income and allowance		906,461
Trading Assets		47,028
Premises and fixed assets (including capitalized leases)		7,941
Other real estate owned		514
Investments in unconsolidated subsidiaries and associated companies		12,289
Direct and indirect investments in real estate ventures		215
Intangible assets		40,861
Other assets		54,602

Total assets		$1,665,128

LIABILITIES
Deposits:
In domestic offices		$1,261,795
Noninterest-bearing	401,773
Interest-bearing	860,022
In foreign offices, Edge and Agreement subsidiaries, and IBFs		58,900
Noninterest-bearing	840
Interest-bearing	58,060
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		6,061
Securities sold under agreements to repurchase		5,736

Dollar Amounts
In Millions

Trading liabilities	11,919
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)	115,435
Subordinated notes and debentures	11,675
Other liabilities	29,417

Total liabilities	$1,500,938

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	112,567
Retained earnings	55,296
Accumulated other comprehensive income	-4,534
Other equity capital components	0

Total bank equity capital	163,848
Noncontrolling (minority) interests in consolidated subsidiaries	342

Total equity capital	164,190

Total liabilities, and equity capital	$1,665,128

I, John R. Shrewsberry, Sr. EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

John R. Shrewsberry

Sr. EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Directors

Enrique Hernandez, Jr

Federico F. Pena

James Quigley